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Exhibit 16.02

June 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madam:

I have read the statements made by Consolidated Energy Inc., which I understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K/A, dated June 10, 2005. I agree with the statements concerning my firm in such Form 8-K.

Sincerely,

/s/ Clyde Bailey
by: Clyde Bailey P.C.